UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2024

GOLUB CAPITAL PRIVATE CREDIT FUND
(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01555	92-2030260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10166_ _
(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
    Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosures.

August 2024 Distributions

As previously disclosed, on August 2, 2024, Golub Capital Private Credit Fund (the “Fund”) declared distributions for its Class I common shares of beneficial interest (the “Class I Shares”) and Class S common shares of beneficial interest (the “Class S Shares”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
August 2024 Class I Shares Distribution	$0.2200	$0.0000	$0.2200
August 2024 Class S Shares Distribution	$0.2200	$0.0178	$0.2022

The August distributions for Class I Shares and Class S Shares are payable to shareholders of record as of the open of business on August 31, 2024 and will be paid on or around September 27, 2024.

These distributions will be paid in cash or reinvested in Class I Shares or Class S Shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01.	Other Events.

Portfolio and Business Commentary

As of July 31, 2024, the Fund had investments in 224 portfolio companies with total fair value of approximately $2,685 million. As of July 31, 2024, approximately 100% of the Fund’s portfolio investments, based on fair value, were in first lien senior secured loans. In addition, the Fund held second lien loans, subordinated debt loans and equity and other securities that combined to represent an amount less than 1% of the Fund's portfolio investments based on fair value as of July 31, 2024. As of July 31, 2024, approximately 100% of the debt investments in the Fund’s portfolio based on fair value were floating rates and four debt investments representing an amount less than 1% had a fixed interest rate. As of July 31, 2024, the ten largest industries in which the Fund was invested, represented as a percentage of fair value, were as follows:

Industry	As of July 31, 2024
Software	21%
Healthcare Providers & Services	7%
Specialty Retail	7%
Insurance	7%
Diversified Consumer Services	6%
IT Services	5%
Automobiles	5%
Hotels, Restaurants & Leisure	5%
Healthcare Technology	4%
Commercial Services & Supplies	4%

As of July 31, 2024, the Fund’s aggregate net asset value was approximately $1,488 million, the fair value of its portfolio investments was approximately $2,685 million, and it had approximately $1,357 million of debt outstanding. The Fund’s debt-to-equity leverage ratio as of July 31, 2024 was 0.92x.

Net Offering Price

The offering price per share (exclusive of any upfront placement or other fees) (“net offering price”) of each class of shares of the Fund as of July 31, 2024, as determined in accordance with the Fund’s share pricing policy, is set forth below:

Net Offering Price as of July 31, 2024
Class I Shares	$25.08
Class S Shares	$25.08

As of July 31, 2024, no Class D common shares of beneficial interest of the Fund were outstanding.

Status of Public Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion of common shares of beneficial interest (the “Public Offering”). The following table lists the shares and total consideration for the Public Offering as of the date of this filing (through the August 1, 2024 subscription date). The Fund intends to continue selling shares in the Public Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Class S Shares	2,170,216	$54,579,971
Class I Shares	34,741,789	$872,221,308

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Private Credit Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL PRIVATE CREDIT FUND

Date: August 27, 2024	By: /s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer and Treasurer